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                                                                   EXHIBIT 23.01



                          Independent Auditors' Consent

The Board of Directors
Macrovision Corporation:

     We consent to the incorporation by reference in the registration statements (Nos. 333-49390 and 333-49404) on Form S-8 of Macrovision Corporation of our report dated February 20, 2003, relating to the consolidated balance sheets of Macrovision Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Macrovision Corporation.

     Our report contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002.


                                                       /s/ KPMG LLP

Mountain View, California
March 28, 2003